ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                           CONNECTIONS MARKETING CORP.

         Pursuant  to  the   applicable   provisions  of  the  Nevada   Business
Corporations Act, Connections Marketing Corp. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

         FIRST:  The present name of the  Corporation is  Connections  Marketing
Corp.

         SECOND: The following amendments to its Articles of Incorporation were adopted by majority vote of shareholders of the corporation on June 17, 1992 in the manner prescribed by Nevada law.

         1.       Article I is amended to read as follows:

         Name.    The name of the corporation shall be: LSI Communications, Inc.

         2.       Article IV is hereby amended to read as follows:

         Capitalization. (a) Common Stock. The corporation shall have the authority to issue 50,000,000 shares of common stock having a par value of $.001. All common stock of the corporation shall be of the same class and shall have the same rights and preferences. Fully paid common stock of this corporation shall not be liable for further call or assessment. The authorized common shares shall be issued at the discretion of the Directors. (b) Preferred Stock. The corporation shall have the authority to issue 5,000,000 shares of preferred stock each having a par value of $.001, with such rights, preferences and designations as to be issued in such series as determined by the Board of Directors of the Corporation.

         3.       Articles VI is hereby amended to read as follows:

         Directors. The Corporation shall be governed by a board of directors consisting of no less than one person. Directors need not be stockholders in the corporation but shall be elected by the stockholders of the Corporation unless appointed by other directors to fill a vacancy on the Board.

         4.       Article XI is hereby added as follows:

                                   ARTICLE XI

Liability of Directors and Officers. No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

         The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

         5. The Corporation has effectuated a 1 for 9 reverse stock split of its shares of common stock outstanding as of May 15, 1992 decreasing said shares from 10,250,000 shares to 1,138,839 shares. Said reverse split to be effective with the commencement of business on August 3, 1992.

         THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 10,250,000.

         FOURTH: The number of shares voted for such amendments was 9,449,200 (93%) and the number voted against such amendment was -0-.

         DATED this 30th day of July, 1992.
                                                 CONNECTIONS MARKETING CORP.

                                                 By: /s/ Michael Lee
                                                     -------------------
                                                     Michael Lee,
                                                     President/Secretary

                                  VERIFICATION

STATE OF UTAH       )
                    :  ss.
COUNTY OF SALT LAKE )

         The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Connections Marketing Corp. That the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the sole director and stockholders of the Corporation.

                                                    /s/ Michael Lee
                                                    --------------------
                                                    Michael Lee,
                                                    Secretary

STATE OF UTAH       )
                    :  ss.
COUNTY OF SALT LAKE )

         Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Connections Marketing Corp., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary acts and deeds pursuant to a corporate resolution for the uses and purposes set forth.

         IN WITNESS WHEREOF, I have set my hand and seal this 30th day of July, 1992.


                                                 /s/ Thomas G. Kimble
                                                 ------------------------------
                                                 NOTARY PUBLIC, residing at
                                                 Salt Lake City, Utah
My Commission Expires:

November 1, 1993
----------------------